Exhibit 11



                         Continental Homes Holding Corp.
                        Computation of Earnings Per Share
                      (In thousands, except per share data)

                                                          Three months ended        Nine months ended
                                                             February 28,              February 28,
                                                             ------------              ------------
Diluted earnings per share:                               1998         1997         1998         1997
                                                          ----         ----         ----         ----
Net income                                              $ 7,400      $ 6,758      $22,655      $23,786
Interest expense on convertible
  subordinated notes, net of
  income taxes                                              874          875        2,623        2,624
                                                        -------      -------      -------      -------
                                                        $ 8,274      $ 7,633      $25,278      $26,410
                                                        =======      =======      =======      =======

Weighted average number of
  shares outstanding                                      6,866        6,897        6,860        6,960
Conversion of convertible
  subordinated notes (42.105 shares
  per $1,000 principal amount of notes)                   3,627        3,632        3,630        3,632
Incremental shares relating to stock
  options exercisable                                       177           64          131           56
                                                        -------      -------      -------      -------
Weighted average number of shares
  outstanding assuming full dilution                     10,670       10,593       10,621       10,648
                                                        =======      =======      =======      =======

Diluted earnings per share                              $   .78      $   .72      $  2.38      $  2.48
                                                        =======      =======      =======      =======